================================================================================
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            TCW GALILEO FUNDS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                            TCW GALILEO FUNDS, INC.
                    TCW GALILEO INTERNATIONAL EQUITIES FUND
                     865 South Figueroa Street, 18th Floor
                        Los Angeles, California  90017

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     Notice is hereby given that a Special Meeting of Shareholders of the TCW Galileo International Equities Fund of TCW Galileo Funds, Inc. (the "Fund") will be held at the offices of the Fund on December 8, 2000 at 10:00 a.m. (Pacific time) for the following purpose:

     1.   To approve an amendment to the Fund's investment policies.

     2. To approve an amendment to the Amended and Restated Investment Advisory and Management Agreement.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     Shareholders of record as of the close of business on October 27, 2000 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                         By order of the Board of Directors


                                         Philip K. Holl
                                         Secretary


November 14, 2000


     PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, THUS ENABLING YOUR FUND TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            TCW GALILEO FUNDS, INC.
                    TCW GALILEO INTERNATIONAL EQUITIES FUND
                     865 South Figueroa Street, Suite 1800
                         Los Angeles, California  90017

                        SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held On December 8, 2000

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TCW Galileo Funds, Inc. ("Company") on behalf of the TCW Galileo International Equities Fund ("Fund") for use at the Special Meeting of Shareholders and at any adjournment thereof. A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon. A shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking the proxy, or by submitting a proxy bearing a later date, or by attending and voting at the meeting.

     The cost of soliciting proxies for this Special Meeting of Shareholders, consisting principally of printing and mailing expenses, will be borne by TCW Investment Management Company ("Adviser"). The solicitation of proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through officers and employees of the Company and its investment adviser or distributor without special compensation therefor. The first mailing of this proxy statement is expected to be made on or about November 14, 2000.

                   OUTSTANDING SHARES AND VOTING REQUIREMENTS

     The Board of Directors has fixed the close of business on October 27, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting of Shareholders or any adjournment. As of the record date, there were 3,290,349.252 outstanding shares of the Fund. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

     As of the record date, the following persons owned of record 5% or more of the Fund's outstanding shares: First Insurance Company of Hawaii (26.64%); Northern Trust Company Cust. McCarthy Marital Trust (6.53%); Northern Trust Company Cust. McCarthy Survivors Trust (6.53%); Salk Institute (30.17%); and The Barlow Group (7.46%). The officers and directors of the Fund, together, owned less than 1% of the Fund's outstanding shares on the record date.

     If a quorum (more than one third of the outstanding voting shares) is represented at the meeting, the affirmative vote of a majority of the shares of the Fund represented at the meeting is required to approve the amendment to the Amended and Restated Advisory Agreement and Amendment to the Fund's investment policies. A majority of the outstanding voting shares means (i) 67% or more of the voting shares represented at the meeting, if more than 50% of the outstanding voting shares are present or represented by proxy, or (ii) more than 50% of all outstanding voting shares of the Fund.

     1.   To Approve an Amendment to the Fund's Investment Policies.

     The Fund's current investment policies are to invest primarily in equity markets outside the United States both in developed and emerging markets through investment in shares of other TCW Galileo Funds. In managing the Fund's assets, the Adviser allocates its assets, within predetermined percentage ranges, among certain of the underlying TCW Galileo Funds. The Fund's current percentage limits are as follows:

                                                              Fund Investment Limit
           Underlying Galileo Fund                     (Percent of the Fund's Total Assets)
           -----------------------                     ------------------------------------
Asia Pacific Equities Funds                                          50%
Emerging Markets Equities Fund                                       35%
European Equities Fund                                               80%
Japanese Equities Fund                                               75%
Latin American Equities Fund                                         50%

     The Board of Directors approved changing the Fund's investment policies from that of a "fund-of-funds" to a fund holding a portfolio of securities of individual companies and not mutual funds. The principal reason for the Board of Directors adopting the proposed change is to provide the Adviser with greater flexibility in managing the Fund's investments. The Board of Directors also considered the Adviser's separate account strategy experience and performance. It is management's view that modifying the Fund's investment policies to permit it to invest in a portfolio of individual securities will provide the Adviser with the opportunity for incremental returns. Further, management believes that a fund with individual corporate securities provides better risk control and superior portfolio design.

     If the shareholders approve the amendment changing the Fund from that of a "fund-of-funds" to a fund holding a portfolio of individual securities, the conversion will result in the Fund realizing gains of approximately $3.00 per share based on October 17, 2000 data. Management advised the Board of Directors that it would use its best efforts to reduce taxable gains taking into account the Fund's investment policies and market conditions. If approved by shareholders, the conversion is expected to take place on or about March 1, 2001.

     If the amendment to the Fund's investment policies is approved, the Fund will invest 65% of its assets outside the United States in equity securities of issuers in both developed and emerging market countries. The Fund will invest primarily in publicly traded equity securities of issuers located in Europe and the Pacific region investing in at least three countries.

     In allocating investments among countries, the Advisers will attempt to integrate an assessment of how the global environment effects a particular country, with an analysis of internal political, market and economic factors. The Adviser will examine economic variables such as: level of economic activity or GDP growth, level and direction of local inflation, monetary policy and money supply growth, and the pace and degree of privatization.

     The proposed investment policies will permit the Fund to invest in a portfolio of generally no more than 40 issuers. In its analysis of individual companies, the Adviser will look for one or more of the following characteristics in relation to the price of the company's stock: prospects for above average earnings growth; return on invested capital; sound balance sheet and overall financial strength; strong competitive advantages; effective research, product development and marketing; efficient service; pricing flexibility; strength of management, and general operating characteristics that will enable the company to compete successfully in the marketplace.

     The Board Directors, including the Independent Directors, unanimously recommend that the shareholders approve the amendment to the Fund's investment policies.

     2. To Approve an Amendment to the Amended and Restated Investment Advisory and Management Agreement.

     TCW Investment Management Company, a registered investment adviser, serves as the investment adviser to the Fund pursuant to the terms of an Amended and Restated Investment Advisory and Management Agreement ("Agreement"). Under the terms of the Agreement, the Adviser is responsible for managing the Fund's assets, placing orders for the purchase and sale of portfolio securities and administering the day-to-day operations of the Fund.

     As discussed in more detail above, management of the Fund has proposed, and the Board of Directors has approved subject to shareholder approval, the amendment of the Fund's investment policies from that of a "fund-of-funds" to a fund holding a portfolio of securities of individual companies. In its recommendation, management informed the Board that the proposed change in investment policies would provide the Adviser with greater flexibility in managing the Fund's investments and afford the opportunity for better risk control and portfolio design. The Board of Directors also considered the Adviser's separate strategy account experience and performance. Therefore, on October 18, 2000, after considering these and other factors, the Board of Directors, including a majority of the Directors who are not parties to the Agreement or interested persons of any such party (the "Independent Directors"), approved, subject to required shareholder approval, an amendment to the Agreement to provide for the payment of an investment advisory fee of 0.75% of the Fund's average daily net assets. A copy of the amendment is attached as Exhibit A. Except for the payment of the investment advisory fee, the amendment does not modify the terms and conditions of the Agreement.

     Fund Expenses  -  Comparison of Amendment to Current Agreement

     As noted above, the amendment provides for the payment of an investment advisory fee of 0.75% as compared to the current Agreement which provides for no investment advisory fee. The reason why no direct investment advisory fee is currently charged is because the Fund is a "fund-of-funds" investing in other TCW Galileo Funds and is charged an investment advisory fee based on its investment in the other funds as is any other shareholder. If Proposal 1 is approved, the Fund will become a fund investing in a separate portfolio of investment securities and not other Galileo mutual funds. As a result, the Adviser will not receive a fee from the underlying Galileo mutual funds. The current and pro forma expenses for the Fund is stated in the table below. Management believes that the expense ratio of the Fund will decline even with the addition of an advisory fee, taking into account the imbedded expenses of the underlying funds. However, the actual expense ratio of the Fund may differ from that shown based on actual asset levels among other factors.

                                           Current Expense                 Pro forma Expense
                                           ---------------                 -----------------
Annual Fund Operating Expenses
   Management Fees                              0.00                              0.75
   Distribution (12b-1) Fees                    0.00                              0.00
   Other Expenses                               0.23                              0.38
Underlying Funds Expenses
Including Advisory Fees                         1.14                                 0
                                                ----                              ----
        Total                                   1.37                              1.13

     The Adviser.

     The Adviser, a California corporation, is a wholly-owned subsidiary of The TCW Group, Inc., a Nevada corporation, 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017. As of September 30, 2000, the Adviser and its affiliates had total assets under management or committed to management of approximately $85 billion. The principal business address of the Adviser is 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017 and its Principal Executive Officers and directors are as follows: Marc I. Stern, Chairman; Thomas E. Larkin, Jr., Vice Chairman; Alvin R. Albe, Jr., Director and President; David DeVito, Managing Director and Chief Financial Officer; and Hilary G.D. Lord, Managing Director and Chief Compliance Officer.

     Mr. Stern is President and a Director of the TCW Group, Inc.; President and a Vice Chairman of TCW Asset Management Company and a Vice Chairman of Trust Company of the West. Mr. Larkin is a Vice Chairman of The TCW Group, Inc., TCW Asset Management Company and Trust Company of the West. Mr. Albe is Executive Vice President of The TCW Group, Inc. and a Director and Executive Vice President of TCW Asset Management Company and Trust Company of the West. Mr. DeVito is Managing Director and Chief Financial Officer of The TCW Group, Inc., TCW Asset Management Company and Trust Company of the West. Ms. Lord is Managing Director and Chief Compliance Officer of The TCW Group, Inc., TCW Asset Management Company and Trust Company of the West. Mr. Robert Day may be deemed to be a control person of the Adviser by virtue of the aggregate ownership of Mr. Robert Day and his family of more than 25% of the outstanding voting stock of The TCW Group, Inc.

     Distributor.

     The Distributor of the Fund's shares is TCW Brokerage Services, 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017.

     The Evaluation by the Board of Directors.

           At its meeting held on October 18, 2000, the Board of Directors considered, among other factors, that modifying the Fund's investment policies would require the Adviser to assume an investment philosophy different from that currently in place in that a growth stock portfolio is a differentiated product from a "fund-of-funds". The Board of Directors also considered that in a "fund-of-funds" structure, the Adviser received its fees from the fund's pro rata
                                                                   --- ----
payment of each underlying fund's advisory fee, and that it is not unreasonable for the Adviser to expect payment for its investment advisory services in an "active" management environment. In reviewing and reaching a decision concerning management's proposal, the Directors, including the Independent Directors, were advised by independent counsel. After careful review and consideration of these and other relevant factors, including applicable legal standards for their review, the Directors, including the Independent Directors unanimously concluded the amendment to the Agreement was in the best interests of the Fund's shareholders and voted to submit it shareholders for their approval.

     The Board of Directors, including the Independent Directors, unanimously recommend that the shareholders approve the amendment to Amended and Restated Investment Advisory and Management Agreement.

     3.  Other Business.

     Management knows of no other matters which may be presented at the Special Meeting. However, if any matters not now known properly come before the meeting, it is intended that the persons named in the attached form of proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

     Submission of Shareholder Proposals.

     The Company does not hold annual shareholders' meetings. Shareholders wishing to submit proposals for consideration for inclusion in a proxy statement for a subsequent shareholders' meeting of the Company (if any) should send their written proposals to the Secretary of the Company at the address set forth on the cover of this Proxy Statement.

     Adjournment

     In the event that sufficient votes in favor of the proposals set forth in this Notice of Meeting and Proxy Statement are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.


                              By Order of the Board of Directors

                              PHILIP K. HOLL
                              Secretary

November 14, 2000


--------------------------------------------------------------------------------
Please complete, date and sign the enclosed proxy and return it promptly in the enclosed reply envelope.
NO POSTAGE IS REQUIRED if mailed in the United States.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Copies of the Fund's Annual Report for the year ended October 31, 1999 are available without charge upon request by writing the Fund at 865 South Figueroa Street, Los Angeles, California 90017 or telephoning it at 1-800-386-3829.
--------------------------------------------------------------------------------

                                   EXHIBIT A


                               AMENDMENT NO. 2 TO
                              AMENDED AND RESTATED
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


  TCW Galileo Funds, Inc. and TCW Investment Management Company hereby agree to amend the Amended and Restated Investment Advisory and Management Agreement ("Agreement") entered into by the parties and dated March 1, 1999, as follows, effective March 1, 2001.

  All other terms and conditions of the Agreement will remain in full force and effect, including the existing provisions of Schedule B and any amendments, thereof.


                                   SCHEDULE B

                                                                     Annual Fee Rate
                                                                     (expressed as a
                     Fund                                       percentage of net assets)
                     ----                                       -------------------------
TCW Galileo Concentrated Large Cap Value Fund                             0.65%

TCW Galileo Select International Equities Fund                            0.75%


  IN WITNESS WHEREOF, the parties have agreed to and executed this amendment to the Agreement on the day and year written above.

Attest                                      TCW GALILEO FUNDS, INC.


                                            By:
-------------------------------                ----------------------------
Secretary                                      Marc I. Stern
                                               Chairman


                                            By:
                                               ----------------------------
                                               Alvin R. Albe, Jr.
                                               President

Attest                                      TCW INVESTMENT MANAGEMENT COMPANY


                                            By:
-------------------------------                ----------------------------
Assistant Secretary                            Alvin R. Albe, Jr.
                                               President & Chief Executive
                                               Officer


                                            By:
                                               ----------------------------
                                               Michael E. Cahill
                                               Managing Director, General
                                               Counsel

                            TCW GALILEO FUNDS, INC.
                    TCW Galileo International Equities Fund

               SPECIAL MEETING OF SHAREHOLDERS - DECEMBER 8, 2000

                                     PROXY

     The undersigned hereby appoints ALVIN R. ALBE, JR., MICHAEL E. CAHILL, PHILIP K. HOLL, or any of them, proxies, each with the power of substitution, to vote on behalf of the undersigned at the Special Meeting of Shareholders of TCW Galileo Funds, Inc. - TCW Galileo International Equities Fund to be held on December 8, 2000, at 10:00 a.m., Pacific time, and at any adjournment thereof, on the proposals set forth in the Notice of Meeting dated November 14, 2000.

     This Proxy is solicited by the Directors. If no specification is made thereon, this Proxy will be voted for the proposal.

     1.   To Approve an Amendment to the Fund's Investment Policies:

          For [ ]                  Against [ ]                  Abstain [ ]


     2. To Approve an Amendment to the Amended and Restated Investment Advisory and Management Agreement:

          For [ ]                  Against [ ]                  Abstain [ ]

     3.   To Transact Any Other Business as may Properly Come Before the
          Meeting:

          For [ ]                  Against [ ]                  Abstain [ ]


((1))                                    Please sign personally, If the shares
                                         are registered in more than one name,
                                         each joint owner or each fiduciary
                                         should sign personally. Only authorized
((2))                                    officers should sign for corporations.


                                         Date:
                                              -------------------

                                         Signature

                                         Signature

 IMPORTANT:  Please Mark, Sign, Date and Return the Proxy Card in the Enclosed
                                   Envelope.